A special meeting of Fidelity Ohio Municipal Money Market Fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	1,062,804,275.68	93.287
Withheld	76,479,112.93	6.713
TOTAL	1,139,283,388.61	100.000
Albert R. Gamper, Jr.
Affirmative	1,063,829,833.21	93.377
Withheld	75,453,555.40	6.623
TOTAL	1,139,283,388.61	100.000
Abigail P. Johnson
Affirmative	1,063,010,736.31	93.305
Withheld	76,272,652.30	6.695
TOTAL	1,139,283,388.61	100.000
Arthur E. Johnson
Affirmative	1,064,234,633.38	93.413
Withheld	75,048,755.23	6.587
TOTAL	1,139,283,388.61	100.000
Michael E. Kenneally
Affirmative	1,066,369,026.63	93.600
Withheld	72,914,361.98	6.400
TOTAL	1,139,283,388.61	100.000
James H. Keyes
Affirmative	1,064,690,310.64	93.453
Withheld	74,593,077.97	6.547
TOTAL	1,139,283,388.61	100.000
Marie L. Knowles
Affirmative	1,063,415,425.04	93.341
Withheld	75,867,963.57	6.659
TOTAL	1,139,283,388.61	100.000
	# of Votes	% of Votes
Kenneth L. Wolfe
Affirmative	1,064,071,271.06	93.398
Withheld	75,212,117.55	6.602
TOTAL	1,139,283,388.61	100.000

A Denotes trust-wide proposal and voting results.

A special meeting of Fidelity Michigan Municipal Money Market Fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	1,062,804,275.68	93.287
Withheld	76,479,112.93	6.713
TOTAL	1,139,283,388.61	100.000
Albert R. Gamper, Jr.
Affirmative	1,063,829,833.21	93.377
Withheld	75,453,555.40	6.623
TOTAL	1,139,283,388.61	100.000
Abigail P. Johnson
Affirmative	1,063,010,736.31	93.305
Withheld	76,272,652.30	6.695
TOTAL	1,139,283,388.61	100.000
Arthur E. Johnson
Withheld	75,048,755.23	6.587
TOTAL	1,139,283,388.61	100.000
Affirmative	1,064,234,633.38	93.413
Michael E. Kenneally
Affirmative	1,066,369,026.63	93.600
Withheld	72,914,361.98	6.400
TOTAL	1,139,283,388.61	100.000
James H. Keyes
Affirmative	1,064,690,310.64	93.453
Withheld	74,593,077.97	6.547
TOTAL	1,139,283,388.61	100.000
Marie L. Knowles
Affirmative	1,063,415,425.04	93.341
Withheld	75,867,963.57	6.659
TOTAL	1,139,283,388.61	100.000
	# of Votes	% of Votes
Kenneth L. Wolfe
Affirmative	1,064,071,271.06	93.398
Withheld	75,212,117.55	6.602
TOTAL	1,139,283,388.61	100.000

A Denotes trust-wide proposal and voting results.

A special meeting of Fidelity Pennsylvania Municipal Money Market Fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	1,062,804,275.68	93.287
Withheld	76,479,112.93	6.713
TOTAL	1,139,283,388.61	100.000
Albert R. Gamper, Jr.
Affirmative	1,063,829,833.21	93.377
Withheld	75,453,555.40	6.623
TOTAL	1,139,283,388.61	100.000
Abigail P. Johnson
Affirmative	1,063,010,736.31	93.305
Withheld	76,272,652.30	6.695
TOTAL	1,139,283,388.61	100.000
Arthur E. Johnson
Affirmative	1,064,234,633.38	93.413
Withheld	75,048,755.23	6.587
TOTAL	1,139,283,388.61	100.000
Michael E. Kenneally
Affirmative	1,066,369,026.63	93.600
Withheld	72,914,361.98	6.400
TOTAL	1,139,283,388.61	100.000
James H. Keyes
Affirmative	1,064,690,310.64	93.453
Withheld	74,593,077.97	6.547
TOTAL	1,139,283,388.61	100.000
Marie L. Knowles
Affirmative	1,063,415,425.04	93.341
Withheld	75,867,963.57	6.659
TOTAL	1,139,283,388.61	100.000
	# of Votes	% of Votes
Kenneth L. Wolfe
Affirmative	1,064,071,271.06	93.398
Withheld	75,212,117.55	6.602
TOTAL	1,139,283,388.61	100.000

A Denotes trust-wide proposal and voting results.